File Nos. 33-72212 and 811-8168

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec.240.14a-12

AQUILA ROCKY MOUNTAIN EQUITY FUND
(Exact Name of Registrant as Specified in Charter)

380 Madison Avenue, Suite 2300
New York, New York 10017
(Address of Principal Executive Offices)

(212) 697-6666
(Registrant’s Telephone Number)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

Important Notice	Aquila
Please Read Immediately	Group of Funds

AQUILA ROCKY MOUNTAIN EQUITY FUND
380 Madison Avenue, Suite 2300, New York, New York 10017

Notice of Annual Meeting of
Shareholders to Be Held
On October 8, 2010

To Shareholders of the Fund:

The purpose of this Notice is to advise you that an Annual Meeting of the Shareholders of Aquila Rocky Mountain Equity Fund (the “Fund”) will be held:

Place:	(a)	at the offices of the Fund: 380 Madison Avenue Suite 2300 New York, New York;
Time:	(b)	on October 8, 2010 at 10:00 a.m. Eastern Daylight Time;
Purposes:	(c)	for the following purposes:
(i) to elect five Trustees; each Trustee elected will hold office until the next annual meeting of the Fund’s shareholders or until his or her successor is duly elected (Proposal No. 1);
(ii) to act upon any other matters which may properly come before the Annual Meeting at the scheduled time and place or any adjourned meeting or meetings.
Who Can Vote What Shares:	(d)
To vote at the Annual Meeting, you must have been a shareholder on the Fund’s records at the close of business on July 13, 2010 (the “record date”). Also, the number of shares of each of the Fund’s outstanding classes of shares that you held at that time and the respective net asset values of each class of shares at that time determine the number of votes you may cast at the Annual Meeting (or any adjourned meeting or meetings).

By order of the Board of Trustees,

EDWARD M. W. HINES
Secretary

August 6, 2010

Please Note:

If you do not expect to attend the Annual Meeting, please vote in any of three ways: by the Internet, by telephone or by completing the enclosed proxy card and returning it in the accompanying stamped envelope. To avoid unnecessary expense to the Fund, we request your cooperation in voting no matter how large or small your holding may be.

Important Notice	Aquila
Please Read Immediately	Group of Funds

AQUILA ROCKY MOUNTAIN EQUITY FUND
380 Madison Avenue, Suite 2300, New York, New York 10017

Notice of Special Meeting of
Shareholders to Be Held
on October 8, 2010
To Shareholders of the Fund:

The purpose of this Notice is to advise you that a Special Meeting of the Shareholders of Aquila Rocky Mountain Equity Fund (the “Fund”) will be held:

Place:	(a)	at the offices of the Fund: 380 Madison Avenue Suite 2300 New York, New York;
Time:	(b)	on October 8, 2010 at 11:00 a.m. Eastern Daylight Time;
Purposes:	(c)	for the following purposes:
(i)
to consider elimination of the Fund’s fundamental policies that (a)  limit investments to companies in the Rocky Mountain Region and (b) limit the Fund’s investments to those specified elsewhere in the Fund’s Prospectus or Statement of Additional Information, so that the Fund can invest without geographical limitations and in other types of securities (Proposal No. 1);

(ii) to consider a new Advisory and Administration Agreement with Aquila Investment Management LLC (Proposal No. 2);

(iii) to consider a new Sub-Advisory Agreement with Three Peaks Capital Management, LLC (Proposal No. 3);
(iv) to amend the Fund’s Distribution Plan to increase distribution payments with respect to Class A Shares (Proposal No. 4).
Who Can Vote What Shares:	(d)
To vote at the Special Meeting, you must have been a shareholder on the Fund’s records at the close of business on July 13, 2010 (the “record date”). Also, the number of shares of each of the Fund’s outstanding classes of shares that you held at that time and the respective net asset values of each class of shares at that time determine the number of votes you may cast at the Special Meeting (or any adjourned meeting or meetings).

By order of the Board of Trustees,

EDWARD M. W. HINES
Secretary
August 6, 2010

Please Note:

If you do not expect to attend the Special Meeting, please vote in any of three ways: by the Internet, by telephone or by completing the enclosed proxy card and returning it in the accompanying stamped envelope. To avoid unnecessary expense to the Fund, we request your cooperation in voting no matter how large or small your holding may be.

Aquila Rocky Mountain Equity Fund
380 Madison Avenue, Suite 2300, New York, NY 10017

Joint Proxy Statement

Introduction

The two Notices preceding this Joint Proxy Statement are to advise you of the times, place and purposes of an Annual Meeting of the Shareholders of Aquila Rocky Mountain Equity Fund (the “Fund”), and a Special Meeting of the Shareholders that will take place immediately after the Annual Meeting. The purpose of this Joint Proxy Statement is to give you information on which you may base your voting decisions at both meetings.  The Fund is holding two separate meetings because the Fund is required to count proxies for shares held in “street” name and not voted as having the effect of negative votes on the meeting proposals.  It is anticipated that there will be fewer such proxies for the Special Meeting that there would have been had the Special Meeting proposals been included in the Annual Meeting; thus it will be more likely that the Special Meeting proposals will receive the affirmative voted needed for approval.

The Fund’s Manager (the “Manager”) is Aquila Investment Management LLC, 380 Madison Avenue, Suite 2300, New York, NY 10017, a subsidiary of the Fund’s founder, Aquila Management Corporation. The Fund’s principal underwriter (the “Distributor”) is Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017.

A copy of the Fund’s most recent annual report will be sent to you without charge upon written request to the Distributor, at the above address, or by calling 800-437-1020 toll-free or 212-697-6666.

These Notices and Joint Proxy Statement are first being mailed on or about August 6, 2010.

You should read this Joint Proxy Statement prior to voting. If your shares are registered in the name of your broker or someone other than yourself, you may authorize that person to vote your shares. If your shares are registered in your name, then you may vote in one of three ways:

(1)	Proxy Cards

The enclosed proxy cards authorize the persons named (or their substitutes) to vote your shares; the Fund calls these persons the “proxy holders.” There are two proxy cards, one for each meeting. As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card for the Annual Meeting or by merely signing and returning your proxy card with no instructions. Or you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee by following the instructions on the proxy card.

As to the other matters listed on each proxy card, you may direct the proxy holders to vote your shares on a proposal by marking the appropriate box “For” or “Against” or instruct them not to vote your shares on a proposal by marking the “Abstain” box. If you return your signed proxy card and do not mark a box on the proposal, the proxy holders will vote your shares for that proposal.

(2)	Internet Voting

To vote your shares by the Internet, please contact the Fund at the Internet address shown on your proxy cards. You will be prompted to enter the control numbers on your proxy cards. Follow the instructions on the screen, using your proxy cards as guides. If you vote by the Internet, you need not return the proxy cards by mail.

(3)	Telephone Voting

To vote your shares by telephone, call the toll-free number on your proxy cards. You will be prompted to enter the control numbers on your proxy cards.  Follow the recorded instructions using your proxy cards as guides. If you vote by phone, you need not return the proxy cards by mail.

General Information

You may end the power of the proxy holders to vote your shares at either meeting by: (i) so notifying the Fund in writing; (ii) signing a new and different proxy card (if the Fund receives it before the old one is used); (iii) voting your shares at the meeting in person or by your duly appointed agent; or (iv) calling the toll-free number provided or contacting the indicated Internet address, both of which are detailed on your proxy card, entering your control number and revoking your previous vote.

Proxies for shares held by brokers in “street name” and not voted or marked as abstentions will be counted for purposes of determining quorums at the meetings. They will be counted as present at the meeting in determining voting results, and will therefore have the same effect as negative votes. Quorums for the two meetings will be determined separately.

The Fund is sending you the Notices and Joint Proxy Statement in connection with the solicitation by its Trustees of proxies to be used at the Annual Meeting and Special Meeting to be held at the times and place and for the purposes indicated in the Notices or any adjourned meeting or meetings. Whenever it is stated in this Joint Proxy Statement that a matter is to be acted on at the Annual or Special Meeting, this means the meeting held at the scheduled time or any adjourned meeting or meetings.

The Fund pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward these Notices and Joint Proxy Statement to beneficial owners of the Fund’s shares so that these owners may authorize the voting of their shares. The Fund will pay these firms their out-of-pocket expenses for doing so. Because your vote is important, the Fund may telephone you to urge you to vote.

On the record date, the Fund had four classes of shares outstanding. All shareholders of the Fund are entitled to vote at the Annual Meeting and the Special Meeting. Each shareholder on the record date is entitled to one vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of any class held on the record date.

On the record date, the net asset value per share of each of the Fund’s outstanding classes of shares was as follows: Class A Shares, $22.80; Class C Shares, $20.45; Class Y Shares, $23.61; and Class I Shares, $23.13.  The Annual Meeting is expected to act only upon matters that affect the Fund as a whole: the election of Trustees, and all shareholders of all classes will be entitled to vote.  The Special Meeting has four proposals.  Proposal Nos. 1, 2 and 3 affect the whole Fund and all shareholders of all classes will be entitled to vote.  Proposal No. 4 affects only Class A and Class C shares, and only the holders of those classes will be entitled to vote on Proposal No. 4.

On the record date, the total number of shares outstanding for each class of shares was as follows: Class A Shares, 305,048; Class C Shares, 23,446; Class Y Shares, 16,273; and Class I Shares, 362.

On the record date, the following institutional holders held 5% or more of a class of the Fund’s outstanding shares. On the basis of information received from the institutional holders the Fund’s management believes that all of the shares indicated are held by them for the benefit of clients.

Name and address of the holder of record	Number of shares	Percent of class

Institutional 5% shareholders
MLPF&S for the sole benefit of its customers	27,370 Class A Shares	8.97%
4800 Deer Lake Drive East	12,021 Class C Shares	51.27%
Jacksonville, FL	2,246 Class Y Shares	13.80%

Reliance Trust Co. Cust. FBO Aquila Management P.O. Box 48529 Atlanta, GA	22,612 Class A Shares	7.41%
Pershing LLC P.O. Box 2052 Jersey City, NJ	20,784 Class A Shares	6.81%
MSSB FBO Norman J. Korb & Linda L. Korb 4637 Stockbridge Lane Salt Lake City, UT	2,097 Class C Shares	8.95%
Richard B. Burnham and Jeffrey J. Miller Trust Gammage & Burnham PSP & Trust 2 N. Central Ave. Phoenix, AZ	1,652 Class Y Shares	10.15%
RBC Capital Markets Corp. FBO Community Option Resources Inc. 200 S. 24th St. Billings, MT	1,203 Class Y Shares	7.39%
Raymond James & Assoc. Inc. FBO Lacy Herrmann Ttee Herrmann Family Charitable Foundation 2001 Trust 6 Whaling Rd. Darien, CT	1,001 Class Y Shares	6.15%
Charles Schwab & Co. Inc. Special Custody Account FBO Customers 101 Montgomery Street San Francisco, CA	362 Class I Shares	100.00%

Additional 5% shareholders

The Fund’s management is not aware of any other person beneficially owning more than 5% of any class of its outstanding shares on the record date.

Management Ownership

The officers and Trustees of the Fund as a group owned approximately 6.7% of the Fund’s outstanding shares as of March 31, 2010.

Election of Trustees
(Proposal No. 1 at the Annual Meeting)

At the Annual Meeting, five Trustees are to be elected. Each Trustee elected will serve until his or her successor is duly elected. The nominees selected by the Trustees are named in the table below. See “Introduction” above for information as to how you can vote your shares in the election of Trustees.

The following material includes information about each nominee and each officer of the Fund. All shares of the Fund listed as owned by the Trustees are Class A Shares unless indicated otherwise.  All of the nominees are presently Trustees and were elected by the shareholders. All nominees have consented to serve if elected.

Nominees

Name, Address(1) and Date of Birth Interested Trustee (4)	Positions Held with Fund and Length of Service(2)	Principal Occupation(s) During Past 5 Years(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Diana P. Herrmann New York, NY (02/25/58)	Trustee since 1997 and President since 2002
Vice Chair and Chief Executive Officer of Aquila Management Corporation, Founder of the Aquila Group of Funds(5) and parent of Aquila Investment Management LLC, Manager since 2004, President since 1997, Chief Operating Officer, 1997-2008, a Director since 1984, Secretary since 1986 and previously its Executive Vice President, Senior Vice President or Vice President, 1986-1997; Chief Executive Officer and Vice Chair since 2004, President and Manager  since 2003, and Chief Operating Officer (2003-2008), of the Manager; Chair, Vice Chair, President, Executive Vice President and/or Senior Vice President of funds in the Aquila Group of Funds since 1986; Director of the Distributor since 1997; Governor, Investment Company Institute (the trade organization for the U.S. mutual fund industry dedicated to protecting shareholder interests) for various periods since 2004.
.
			12	ICI Mutual Insurance Company, a Risk Retention Group (2006-2009 and since 2010)
Non-interested Trustees
Tucker Hart Adams Colorado Springs, CO (01/11/38)	Chair of the Board of Trustees since 2005 and Trustee since 1993	Senior Partner, Summit Economics, since 2010; President, The Adams Group, an economic consulting firm, 1989-2010; formerly Chief Economist, United Banks of Colorado; currently or formerly active with numerous professional and community organizations.	4
Trustee, Colorado Health Facilities Authority; advisory board, Griffis/Blessings, Inc. (commercial property development and management); advisory board, Kachi Partners (middle market buyouts); formerly Director, Touch America and Mortgage Analysis Computer Corp.

Gary C. Cornia Orem, UT (06/24/48)	Trustee since 2002	Dean, Marriott School of Management, Brigham Young University, since 2008; Director, Romney Institute of Public Management, Marriott School of Management, 2004-2008; Past President, National Tax Association; Fellow, Lincoln Institute of Land Policy, 2002-present; member, Utah Governor's Tax Review Committee, 1993-2009.	5	Lincoln Institute of Land Policy, Cambridge, MA
Grady Gammage, Jr. Phoenix, AZ (10/01/51)	Trustee since 2004	Founding partner, Gammage & Burnham, PLC, a law firm, Phoenix, Arizona, since 1983; director, Central Arizona Water Conservation District, 1992-2004; director, Arizona State University Foundation since 1998; Senior Fellow, Morrison Institute for Public Policy; active with Urban Land Institute.	4	None
Glenn P. O’Flaherty Denver, CO (08/03/58)	Trustee since 2007	Chief Financial Officer and Chief Operating Officer of Lizard Investors, LLC, February-December 2008; Co-Founder, Chief Financial Officer and Chief Compliance Officer of Three Peaks Capital Management, LLC, 2003-2005; Vice President – Investment Accounting, Global Trading and Trade Operations, Janus Capital Corporation, and Chief Financial Officer and Treasurer, Janus Funds, 1991-2002.	6	None
The specific experience, qualifications, attributes or skills that led to the conclusion that the nominees should serve as Trustees of the Fund at this time in the light of the Fund’s business and structure, including the proposed new structure, in addition to those listed above, were as follows.

Diana P. Herrmann:                                              More than 20 years of experience in mutual fund management.

Tucker Hart Adams:                                              Experienced economist with extensive knowledge of the Rocky Mountain region.

Gary C. Cornia:                                                        Experienced educator in business and finance.

Grady Gammage, Jr.:                                              Educator, active in land use, water issues and other public affairs.

Glenn P. O’Flaherty:                                              Knowledgeable about financial markets and operation of mutual funds.

Name, Address(1) and Date of Birth	Positions Held with Fund and Length of Service	Other Principal Occupation(s) During Past 5 Years(3)
Chairman Emeritus(6)
Lacy B. Herrmann New York, NY (05/12/29)	Founder and Chairman Emeritus since 2006, Chairman of the Board of Trustees, 1993-2005
Founder and Chairman of the Board, Aquila Management Corporation; Chairman of the Manager or Administrator and/or Adviser to each since 2004; Founder and Chairman Emeritus and previously Chairman and a Trustee of each fund in the Aquila Group of Funds since its establishment until 2004 or 2005; Director of the Distributor since 1981 and formerly Vice President or Secretary, 1981-1998; Director or  trustee for various periods during 1987-2009 of Premier VIT, Oppenheimer Quest Value Funds Group, Oppenheimer Small Cap Value Fund, Oppenheimer Midcap Fund, and Oppenheimer Rochester Group of Funds; Trustee Emeritus, Brown University and the Hopkins School; active in university, school and charitable organizations.

Officers
Charles E. Childs, III New York, NY (04/01/57)	Executive Vice President since 2003
Executive Vice President of all funds in the Aquila Group of Funds and the Manager and the Manager’s parent since 2003; Executive Vice President and Chief Operating Officer of the Manager and the Manager’s parent since 2008; formerly Senior Vice President, corporate development, Vice President, Assistant Vice President and Associate of the Manager’s parent since 1987.

Marie E. Aro Denver, CO (02/10/55)	Senior Vice President since 2004
Senior Vice President, Tax-Free Trust of Arizona since 2010 and Vice President, 2004-2010; Senior Vice President, Aquila Three Peaks High Income Fund since 2006; and of Tax-Free Fund For Utah and Tax-Free Fund of Colorado since 2010; Vice President, INVESCO Funds Group, 1998-2003; Vice President of the Distributor, 1993-1997.

Paul G. O’Brien Charlotte, NC (11/28/59)	Senior Vice President since 2010
Senior Vice President of Aquila Three Peaks High Income Fund, Tax-Free Trust of Arizona, Tax-Free Fund of Colorado and Tax-Free Fund For Utah since 2010; Managing Director, Aquila Distributors, Inc. since 2009; held various positions to Senior Vice President and Chief Administrative Officer of Evergreen Investments Services, Inc., 1997 - 2008; Mergers and Acquisitions Coordinator for Wachovia Corporation, 1994 - 1997.

Barbara S. Walchli Phoenix, AZ (09/24/52)	Senior Vice President and Portfolio Manager since 1999
Investment Committee, Arizona Community Foundation 1986-2007; member, Institute of Chartered Financial Analysts, Association for Investment Management and Research and the Phoenix Society of Financial Analysts.

R. Lynn Yturri Scottsdale, AZ (08/29/42)	Senior Vice President since 2006	Senior Vice President Investments of the Manager since 2005; Senior Vice President and equity fund manager, JP Morgan Chase, formerly One Group, Bank One’s mutual fund family, 1992-2004.
Robert S. Driessen New York, NY (10/12/47)	Chief Compliance Officer since 2009
Chief Compliance Officer of each fund in the Aquila Group of Funds, the Manager and the Distributor since December 2009; Vice President, Chief Compliance Officer, Curian Capital, LLC, 2004-2008; Vice President, Chief Compliance Officer, Phoenix Investment Partners, Ltd., 1999- 2004.

Joseph P. DiMaggio New York, NY (11/06/56)	Chief Financial Officer since 2003 and Treasurer since 2000	Chief Financial Officer of each fund in the Aquila Group of Funds since 2003 and Treasurer since 2000.
Edward M. W. Hines New York, NY (12/16/39)	Secretary since 1993
Of Counsel to Butzel Long, a professional corporation, counsel to the Fund, since 2010 and previously Shareholder since 2007; Partner of Hollyer Brady Barrett & Hines LLP, its predecessor as counsel, 1989-2007; Secretary of each fund in the Aquila Group of Funds.

(1)	The mailing address of each Trustee and officer is c/o Aquila Rocky Mountain Equity Fund, 380 Madison Avenue, Suite 2300, New York, NY 10017.

(2)	Because the Fund does not generally hold annual meetings, each Trustee holds office for an indeterminate term. The term of office of each officer is one year.

(3)
The Fund’s Statement of Additional Information includes additional information about the Trustees and officers and is available, without charge, upon request by calling 800-437-1020 (toll-free) or by visiting www.aquilafunds.com or the EDGAR Database at the SEC’s internet site at www.sec.gov.

(4)
Ms. Herrmann is an interested person of the Fund as an officer of the Fund, as a director, officer and shareholder of the Manager’s corporate parent, as an officer and Manager of the Manager, and as a shareholder and director of the Distributor. Ms. Herrmann is the daughter of Lacy B. Herrmann, the Founder and Chairman Emeritus of the Fund.

(5)
In this material Pacific Capital Cash Assets Trust, Pacific Capital U.S. Government Securities Cash Assets Trust and Pacific Capital Tax-Free Cash Assets Trust, each of which is a money-market fund, are called the "Aquila Money-Market Funds"; Tax-Free Trust of Arizona, Tax-Free Fund of Colorado, Hawaiian Tax-Free Trust, Churchill Tax-Free Fund of Kentucky, Tax-Free Trust of Oregon, Narragansett Insured Tax-Free Income Fund and Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund, are called the “Aquila Municipal Bond Funds”; Aquila Rocky Mountain Equity Fund is an equity fund; and Aquila Three Peaks High Income Fund is a high income corporate bond fund; considered together, these 12 funds are called the “Aquila Group of Funds.”

(6)	The Chairman Emeritus may attend Board meetings but has no voting power.

Securities Holdings of the Nominees
(as of 12/31/09)

Name of Trustee	Dollar Range of Ownership in Aquila Rocky Mountain Equity Fund(1)	Aggregate Dollar Range of Ownership in the Aquila Group of Funds(1)

Interested Trustee

Diana P. Herrmann	B	E

Non-interested Trustees

Tucker Hart Adams	B	C

Gary C. Cornia	E	E

Grady Gammage, Jr.	D	E

Glenn P. O’Flaherty	B	C

(1)         A.      None
B.      $1-$10,000
C.      $10,001-$50,000
D.      $50,001-$100,000
E.      over $100,000

None of the non-interested Trustees or their immediate family members holds of record or beneficially any securities of the Manager or the Distributor.

The Fund does not currently pay fees to any of the Fund’s officers or to Trustees affiliated with the Manager.  For its fiscal year ended December 31, 2009 the Fund paid a total of $ 77,733 in compensation and reimbursement of expenses to the Trustees.  No other compensation or remuneration of any type, direct or contingent, was paid by the Fund to its Trustees.

The Fund is one of the twelve funds in the Aquila Group of Funds.  The following table lists the compensation of all nominees for Trustee who received compensation from the Fund or from other funds in the Aquila Group of Funds during the Fund’s fiscal year. None of such nominees has any pension or retirement benefits from the Fund or any of the other funds in the Aquila Group of Funds.

Name	Compensation from the Fund	Compensation from all Funds in the Aquila Group of Funds	Number of Boards on which the Trustee now Serves
Tucker H. Adams	$25,500	$50,109	4

Gary C. Cornia	$15,500	$68,234	5

Grady Gammage, Jr.	$15,500	$36,800	4

Glenn P. O’Flaherty	$18,250	$59,218	6

Class A Shares may be purchased without a sales charge by the Fund’s Trustees and officers.

The Fund’s Manager is a wholly-owned subsidiary of Aquila Management Corporation (“AMC”), founder of each fund in the Aquila Group of Funds.  As of June 30, 2010, these funds had aggregate assets of approximately $4.3 billion. AMC’s address is the same as that of the Manager. AMC, which was founded in 1984, is owned, directly, and through certain trusts, by members of the family of Mr. Lacy B. Herrmann.  As a result of transactions completed in 2009 no individual holds with the power to vote, directly or indirectly, more than 24.9% of the voting shares of AMC. Performance of the Advisory and Administration Agreement is guaranteed by AMC.

During the fiscal year ended December 31, 2009, the Fund incurred management fees of $146,132, of which $146,132 was waived. Additionally, during the period the Manager reimbursed the Fund for other expenses in the amount of $174,449.

During the fiscal year ended December 31, 2009, $21,072 was paid under Part I of the Fund’s Distribution Plan to Qualified Recipients with respect to the Class A Shares, of which $3,225 was retained by the Distributor.  With respect to Class C Shares, during the same period $5,904 was paid under Part II of the Plan and $1,968 was paid under the Shareholder Services Plan. Of these total payments of $7,872, the Distributor received $1,871. All of such payments were for compensation.  With respect to Class I Shares, during the same period $13 was paid under Part III of the Plan and $10 was paid under the Shareholder Services Plan.

During the fiscal year ended December 31, 2009, the Fund paid $54,233 to Butzel Long, a professional corporation, independent counsel to the Fund, for legal services. Edward M.W. Hines, Secretary of the Fund, is Of Counsel to that firm.

The Distributor currently handles the distribution of the shares of the funds in the Aquila Group of Funds, including the Fund.  Under the Distribution Agreement, the Distributor is responsible for the payment of certain printing and distribution costs relating to prospectuses and reports as well as the costs of supplemental sales literature, advertising and other promotional activities.  The shares of the Distributor are owned 24% by Diana P. Herrmann, 74% by Mr. Herrmann and other members of his immediate family and the balance by Aquila Investment Management LLC.

Other Information on Trustees

The Trustees have appointed a standing Audit Committee consisting of all of the Trustees who are “independent” and are not “interested persons” of the Fund, as that term is defined in the Investment Company Act of 1940. The Committee (i) selects the Fund’s independent registered public accounting firm (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and (iii) reviews the adequacy of the Fund’s internal accounting procedures and controls. Selection of the independent registered public accounting firm is also ratified by the Board of Trustees. The Audit Committee held three meetings during the Fund’s last fiscal year. The Board of Trustees has adopted a written charter for the Audit Committee.

During the Fund’s last fiscal year, the Board of Trustees held five meetings. Each current Trustee was present for at least 75% of the total number of Board meetings and meetings of committees of which such Trustee was a member.

The Fund does not generally hold regular annual meetings.

The Fund has a Nominating Committee, consisting of all of the Independent Trustees. The committee considers diversity in identifying candidates but has no formal policy. The committee will consider nominees recommended by the shareholders who may send recommendations to the committee in care of the Manager at 380 Madison Avenue, Suite 2300, New York, NY 10017. Recommendations of nominees from shareholders are not treated differently than proposals from other sources. The charter of the Nominating Committee is available on the Fund’s website at www.aquilafunds.com.

Shareholder communications intended for the Board of Trustees (or one or more specified Trustees) may be sent to them in care of the Manager at the above address.

Since the beginning of the Fund’s most recently completed fiscal year, no Trustee purchased or sold more than 1% of the outstanding shares of any class of shares of the Manager, Sub-Adviser or the parents or subsidiaries of either.

The Board seeks continuously to be alert to potential risks regarding the Fund’s business and operations.

The Board has a Chair who is an Independent Trustee. The Board and its Chair address risk management as a regular part of their oversight responsibilities through contact with the Chief Compliance Officer and other key management personnel, and through policies and procedures in place for regulation of the Fund’s activities and conduct.

In addition, at the Board’s direction, the Manager has established a Risk Identification Group that meets and reports to the Board as to significant risks and compliance matters. Issues raised are considered by the Board as it deems appropriate.

The Chair also participates in discussions with the Chairs of other funds in the Aquila Group of Funds, to facilitate sharing of information. These discussions can include risk and compliance matters as appropriate which the Chair can refer to the Board for appropriate action, including reports by others.

Information about Independent Registered Public Accounting Firm

Tait, Weller & Baker LLP (“TWB”), which is currently serving as the Fund's independent registered public accounting firm, has been selected by the Fund's Audit Committee and ratified by the Board of Trustees, including a majority of the Independent Trustees, as the Fund's independent registered public accounting firm for the fiscal year ending December 31, 2010.

The following table represents fees for professional audit services rendered by TWB for the audit of the Fund's annual financial statements, and fees billed for other services rendered by TWB, for the fiscal years ended December 31, 2008 and 2009.

	2008	2009

Audit Fees	$10,500	$11,000
Audit related fees	0	0
Audit and audit related fees	$10,500	$11,000
Tax fees (1)	$3,100	$3,200
All other fees	0	0
Total	$13,600	$14,200

(1) Tax fees consisted of fees for tax consultation and tax compliance services.

TWB did not perform any services during the last fiscal year for the Fund’s investment adviser (the Manager) or any entity controlling, controlled by or under common control with the Manager that provides services to the Fund.

All audit and non-audit services performed by TWB on behalf of the Fund or non-audit services performed on behalf of affiliated entities within the investment company complex where such engagement relates directly to the operations and financial reporting of the Fund are pre-approved by the Audit Committee. Services to be considered between meetings of the Committee are pre-approved by a selected member of the Committee in accordance with applicable regulations and subject to additional procedures established by the Committee.

The Audit Committee has reviewed all services performed and fees charged by TWB and has accepted TWB’s representation that it is independent.

TWB has no direct or indirect financial interest in the Fund or the Manager. It is expected that representatives of TWB will not be present at the meeting but will be available should any matter arise requiring their presence.

Vote Required

To be elected, each nominee must receive the affirmative votes of a majority of the shares present at the Annual Meeting.

Shareholder Proposals

The Fund does not hold regular shareholder meetings. A shareholder wishing to submit a proposal for inclusion in the proxy statement for a subsequent Fund shareholder meeting should send the written proposal to the Fund so that it is received a reasonable time prior to the meeting.  However, the fact that the Fund receives a shareholder proposal in a timely manner will not ensure its inclusion in the proxy material, since there are other requirements in the proxy rules relating to such inclusion.

Background and reasons for
Special Meeting Proposals 1, 2, 3 and 4

Introduction

Together with your Fund’s other shareholders, you are being asked through this proxy statement to consider four interrelated changes that your Fund’s Board of Trustees and management believe could be beneficial to your Fund.

While your Fund’s investment objective will remain capital appreciation, it is proposed that its investment strategy be expanded to include investing primarily (i.e., no less than 70% rather than the current 80%) in equity securities (including stocks, warrants, preferred stocks and convertible fixed-income securities) of companies throughout the U.S. (and, to a limited extent, of foreign issuers), regardless of their geographic location. The Fund could also invest up to 30% of its net assets in fixed income securities including high yield corporate debt (junk bonds), as described below. The ability to invest in a wider range of securities without shareholder approval would also be established.

To accomplish the expanded investment strategy, it is proposed that certain changes be made to your Fund’s Advisory and Administration Agreement such that portfolio management of your Fund be delegated to Three Peaks Capital Management, LLC (“TPCM” or the “Proposed Sub-Adviser”).

To facilitate the other contemplated changes there would be changes in certain distribution fees in connection with the above-mentioned proposals.

In the event of the approval by the Fund’s shareholders of the first two changes your Fund’s name would be changed to Aquila Three Peaks Opportunity Growth Fund. The new name would reflect the name of the Proposed Sub-Adviser and the proposed investment strategy.

Questions and Answers as to Proposed Change in Investment Strategy and Appointment of Proposed Sub-Adviser

Will Aquila continue to manage the Fund?

Aquila Investment Management LLC will remain the Manager of the Fund.  The Manager is proposing to exercise its option to delegate portfolio management related responsibilities to the Proposed Sub-Adviser.  Under the proposal, the Manager will oversee the portfolio management services rendered by the Proposed Sub-Adviser and will continue to oversee the relationships with each of the various other service providers:  the independent auditors, independent legal counsel, the custodian, the shareholder servicing agent, the fund accounting agent, and the distributor.

Why are the portfolio-management-related changes being proposed?

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The geographically focused investment strategy of Aquila Rocky Mountain Equity Fund has demonstrated only limited appeal to investors, so that the Fund has not grown to a size that would enable recognition of economies of scale.

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By implementing the investment approach of identifying and investing in the equity securities of companies located throughout the U.S., it is anticipated that your Fund might appeal to a broader range of investors, experience possible asset growth, and thereby possibly recognize economies of scale.

•	TPCM believes it currently has the necessary resources and structured investment approach capable of handling the investment strategy proposed for the Fund.

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TPCM believes that its methodology has been successful in identifying well-managed companies and provides a framework for identifying equity, as well as fixed income, investments that may respond to possible improvements in the balance sheets of such companies.

What would be the investment objective of the Fund?

•	The Fund’s objective would continue to be capital appreciation; however the Fund’s investment strategy would be modified as described below.

o	Your Fund would be able to invest in equity securities of companies throughout the United States, without geographical limitations, and to a limited extent, internationally; and

o	Your Fund would have a further expanded investment strategy. See “What would be the Fund’s new investment strategy?”

Who is the Proposed Sub-Adviser and who would be the portfolio managers?

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Aquila Investment Management LLC, the Manager, is the Fund’s investment adviser under an Advisory and Administration Agreement. As proposed, its investment advisory duties, including portfolio management, would be delegated to the Proposed Sub-Adviser, Three Peaks Capital Management, LLC (“TPCM”), under a sub-advisory agreement.

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TPCM is a SEC-registered investment adviser located in Castle Rock, CO. It was established in 2003 and currently manages over $1 billion in private client and mutual fund assets. The firm is also Sub-Adviser to Aquila Three Peaks High Income Fund (the “High Income Fund”), one of the Aquila Group of Funds, which was launched in 2006, and had net assets as of June 30, 2010 of $285,301,528. The investment management services of the Manager and TPCM together provide the High Income Fund, and are anticipated to provide the Fund, with TPCM’s rigorous research and its relatively conservative investment approach. TPCM initially provided only fixed income investment management services to its clientele; it began introducing its equity strategies to a limited number of its clients in early 2008.

•	Sandy Rufenacht and Brent Olson would serve as co-portfolio managers of your Fund.

What is the background of the proposed co-portfolio managers?

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Sandy Rufenacht, a 22-year industry veteran, is the Chief Investment Officer, Portfolio Manager, founder and owner of TPCM. Mr. Rufenacht now serves as the Co-Portfolio Manager for the High Income Fund. Prior to founding TPCM in 2003, Mr. Rufenacht managed or co-managed multiple fixed-income products at Denver-based Janus Capital for more than a decade. Mr. Rufenacht spent two years at Colonial Investments in Boston, Massachusetts. He graduated from the University of Northern Colorado with a degree in business administration. Mr. Rufenacht serves on the University of Colorado's School of Medicine Council of Advisors and on the University of Northern Colorado's Monfort School of Business Dean’s Leadership Council.

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Brent Olson is Co-Portfolio Manager/Director of Research at TCPM and Co-Portfolio Manager for the High Income Fund. At TPCM, Mr. Olson focuses on a broad range of investments that include high-yield issues, equities, emerging markets and convertible securities. Prior to joining TPCM, Mr. Olson worked as a Divisional Chief Financial Officer at MDC Holdings, a public national homebuilder. His investment management experience includes eight years as an equity fund Assistant Portfolio Manager for Invesco Funds Group and as a research analyst at Janus Capital Group, where he worked closely with Mr. Rufenacht on the high-yield investment team. While at Janus, Mr. Olson also worked as an equity analyst covering small capitalization companies for a number of products within the firm’s complex. Mr. Olson has an MBA with an emphasis in finance from the University of Colorado – Leed’s College of Business, and received his BA from the University of Virginia.

What is the investment philosophy of the Proposed Sub-Adviser?

•	TPCM strives to add value through intensive fundamental research, active portfolio management, and the ability to capitalize on emerging economic and market trends.

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Central to the TPCM investment philosophy is the overriding objective of identifying management teams that continually strive to improve their company’s balance sheets. TPCM looks for companies that are deleveraging their balance sheet through aggressive debt paydown. Importantly, management teams that allocate free cash flow towards debt repayment are deemed by TPCM to be fiscally responsible. TPCM believes that ratings improvements by the agencies, dividend improvement for shareholders, and confidence in management may result from these actions. In short, TPCM believes that paying off debt delivers benefits to investors throughout the capital structure. For the equity investor, this may provide an opportunity for capital appreciation.

What would be the Fund’s new investment strategy?

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The Fund would pursue its investment objective by principally investing, under normal circumstances, at least 70% of its net assets in equity securities believed to have the potential for capital appreciation. In addition to common stocks, warrants, convertible bonds and preferred stock would be considered equity securities for purposes of the equity allocation.

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The investment strategy of TPCM, described below, focuses on factors internal to each investment, such as an improving balance sheet.  Thus the Fund would invest in common stocks without regard to whether they could be described as “growth” or “value.”  The Fund would invest in a range of stock market capitalizations that could include small-cap, mid-cap, and large-cap.

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The Fund might, from time-to time, hold as much as 30% of its net assets in fixed-income securities including lower-quality corporate debt securities (often referred to as high yield or “junk” bonds). Other debt instruments such as zero coupon bonds or PIK (pay-in-kind) bonds could be included in the fixed-income allocation.

•	The Fund would limit exposure to foreign securities (debt and/or equity) to no more than 15% of the Fund’s net assets.

•	If the Proposed Sub-Adviser is unable to find suitable investments as described above, the Fund’s assets could be held in cash, as a temporary defensive position.

How would the proposed investment strategy be implemented?

TPCM has advised the Manager and the Board of Trustees that its investing approach proceeds generally as follows:

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TPCM follows a large universe of companies, routinely reviewing earnings reports, corporate developments, trading activity and other data. Once TPCM determines that a company merits consideration, more extensive research is conducted which may include consultation with corporate management to gain insight into trends that affect a company’s finances and growth. TPCM believes it is important to speak to management directly and, therefore, devotes resources to making face-to-face visits to a company. The information gathered from these meetings helps TPCM’s analysts build sound financial models with the goal of providing prudent investment recommendations. Once potential investments viewed as highly attractive are identified, the TPCM team seeks to gain a more complete understanding of factors guiding the company’s capital allocation decisions. Information may also be gathered from competitors, customers, and suppliers, and further qualitative analysis is conducted. From there, detailed financial models are constructed, covering the significant elements of a company’s financials. Various best-to-worst case scenarios are formed and probability analysis conducted, which in turn would dictate whether an individual security may be added to the Fund’s investment portfolio.

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TPCM also examines bond indentures that may signal a good opportunity to invest in the common stock of a particular company. TPCM closely monitors growth in Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), and margins versus the valuation multiples, to gain an understanding of the value at which a company’s common stock becomes attractive.

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TPCM believes that the in-depth research which it conducts on the capital structure of a corporation is a highly effective tool for identifying investment opportunities in both corporate debt and equity. While TPCM does not have an established track record managing a mutual fund with a singular focus on stocks, it has had experience managing equities for select separately managed accounts since early 2008.

What is the Proposed Sub-Adviser’s research process?

TPCM has advised the Manager and the Board of Trustees that its research is generally as follows:

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TPCM conducts research on a large universe of corporations, determining what TPCM believes to be the optimal levels of debt and equity for a given corporation, and analyzing the corporate capital structure, trading activity and debt covenants under which management must operate. TPCM develops corporate financial models, which TPCM reviews and adjusts, and maintains communication with corporate management.

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There are 4 standard elements in TPCM’s research process: (1) company communication; (2) earnings review; (3) construction of detailed financial models; and, (4) for new security offerings, a prospectus review. These elements are included in the research TPCM routinely conducts on high yield issuers, whether or not TPCM ultimately invests in the high yield debt issued by a company. TPCM believes that the same research process, because it covers the entire capital structure of a company, can be very effectively and efficiently utilized to identify equity investment opportunities.

•	TPCM believes that its research process provides two advantageous perspectives as its analysts conduct research in the high yield market:

o	TPCM considers the high yield market in general to be a leading indicator for the equity market; and

o	TPCM views the performance of a particular company’s high yield debt as a leading indicator for the firm’s equity.

How would the Proposed Sub-Adviser’s research process be applied to equity investments?

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TPCM believes there is, in theory, an ideal corporate capitalization structure whereby a corporation can maximize shareholder return through the optimal balance of debt and equity. Equity analysts typically focus on analyzing revenue streams and growth potential. By contrast, through detailed analysis of cash flow, free cash flow, leverage, margins, interest coverage, collateralization and covenants, TPCM’s analytical process strives to find improving balance sheets that in turn provide opportunity for future growth and profitability.

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TPCM has advised the Manager and the Board of Trustees that in the course of conducting its research, TPCM attempts to identify companies that have issued debt in order to propel their growth, and that are paying down their debt, migrating toward what TPCM believes would be an optimal capitalization structure for such companies. In TPCM’s view, the companies that are performing well in the high yield market generally become companies that perform well in the equity market, creating opportunities for capital appreciation. TPCM believes that it has a distinct advantage in finding these improving balance sheet situations as they represent the overriding theme of TPCM’s comprehensive high yield bond investment process.

How would the Proposed Sub-Adviser manage downside volatility?

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TPCM would allow for the inclusion of high yield bonds in the portfolio in order to moderate equity market volatility by virtue of the coupon payments and the relatively lower volatility of high yield bonds relative to equity.   High yield bonds generally experience greater volatility than investment grade bonds.

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As noted above, TPCM believes that the high yield market is a good leading indicator for the equity market. As yield spreads (generally defined as the difference between the yield of a debt security and the current yield of U.S. Treasury obligations) begin to widen, the high yield market may be suggesting that caution in the equity market would be appropriate. When spreads narrow significantly, the TPCM equity strategy would shift deeper into the capital structure of appropriate companies to include a greater weighting in equity.

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Firms favored in TPCM’s research process are viewed to be fiscally responsible and capable of maintaining debt payments, both of which are qualities that have the potential to deliver benefits to investors throughout the capital structure. The TPCM equity investment process would also allow a portion of the Fund’s assets to be held in cash or cash equivalents, and occasionally, convertibles and preferreds would be included within the equity allocation.

What would be the Principal Investment Risks?

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Market Risk. Market risk is the risk associated with the movement of the stock market in general. Equity securities may be especially sensitive to economic changes, political changes, or adverse developments specific to the particular company.

•	Financial Risk. Financial risk is associated with the financial condition and profitability of the underlying company.

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Interest and Credit Rate Risk. The Fund may invest in a variety of fixed-income securities. A basic risk of these securities is that their value will fall if interest rates rise. Another basic risk associated with fixed-income securities is credit or default risk, which is the risk that an issuer will be unable to make principal and interest payments when due.

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Foreign Exposure. Foreign markets, particularly emerging markets, can be more volatile than the U.S. market due to increased risks of adverse issuer, political, regulatory, market, or economic developments and can perform differently than the U.S. market.  In addition, such investments are subject to currency risks.

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Issuer-Specific Changes. The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. Lower-quality debt securities (those of less than investment-grade quality) and certain other types of securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. The value of lower-quality debt securities and certain other types of securities can be more volatile due to increased sensitivity to adverse issuer, political, regulatory, market, or economic developments.

•	Highly Leveraged Company Exposure. Leverage can magnify equity performance in both positive and negative stock markets.

The risks to which the Fund’s current investment strategy are exposed are market risk and financial risk. Market risk is the risk associated with the movement of the stock market in general. Financial risk is associated with the financial condition and profitability of the underlying company. Smaller companies may experience different growth rates and higher failure rates than those of larger companies having longer operating histories.

The Fund currently invests in companies varying widely in market capitalization, reflecting the different sizes of companies doing business in the Rocky Mountain Region. Although the Fund may invest in large capitalization companies, the companies represented currently in the Fund’s portfolio are primarily those having market capitalization of middle to smaller size which the Manager believes offer the potential of capital appreciation due to their overall characteristics. These companies are comparatively less well known and may have less trading in their shares than larger companies. The prices of securities of such companies may be more volatile than the prices of securities of issuers which are more mature and have larger capitalizations and whose securities are more actively traded.

Convertible fixed-income investments are subject to interest rate and credit risks.

Because the Fund currently invests most, and could invest all, of its assets in Rocky Mountain Companies, it may have less diversification and may experience greater volatility than funds without this investment policy. Furthermore, the Fund’s assets are currently subject to economic and other conditions affecting the various states which comprise the Rocky Mountain Region. The current recession has had particularly severe impacts in Nevada, Arizona and Colorado which have experienced continued high unemployment, reduced business activity and a depressed real estate market. The economic downturn has affected all of the Rocky Mountain States and could adversely affect the Fund’s performance.

What would be the Benchmark Index?

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The primary benchmark index, against which Fund performance would be reported, is the Russell 3000. The Russell 3000 Index measures the performance of the 3000 largest U.S. companies representing approximately 98% of the investable U.S. equity market.

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The Standard & Poor’s 500 (S&P 500) would also be followed as a secondary benchmark index. The S&P 500 Index is a market capitalization-weighted index of 500 common stocks chosen for market size, liquidity, and industry group representation to represent U.S. equity performance.

To what extent are Fund holdings expected to change as the proposed investment strategy is implemented?

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The proposed investment strategy would expand the pool of potential investments beyond a defined geographic region, and the distinctions between the current and the proposed investment strategies are significant.

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While it is possible that some of the current portfolio holdings would be retained under the proposed investment strategy, it is anticipated that a significant number of the current portfolio holdings may not be retained.

•	It is expected that TPCM would seek to make necessary changes in the portfolio in as orderly a manner as possible to minimize the market impact on such holdings.

What will be the tax implications?

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Tax considerations (i.e. the potential realization of either capital gains or losses on current portfolio holdings) would not bear upon investment decisions made in the process of implementing the proposed investment strategy and any realignment of the portfolio.  Thus, investors should be aware that the Fund may realize certain capital gains and losses in connection with the realignment of the portfolio.  Although it is not possible to predict the tax effects of such transactions at this time, it is possible that substantial capital gains may be realized and distributed to shareholders.

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To the extent feasible, any capital gains realized in the course of implementing the proposed investment strategy and realigning the portfolio would be offset by the capital loss carry forward and any other realized losses incurred throughout the remainder of the year.

How will the Fund be managed in the interim?

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Pending shareholder approval of the proposed changes, your Fund will continue to be managed under the current investment strategy. Aquila Investment Management LLC will continue to serve as the investment adviser and Barbara Walchli will continue to serve as the portfolio manager of your Fund.

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In the event that shareholder approval is not obtained by the date of the Special Shareholder Meeting, the meeting may be adjourned and reconvened at a later date. Your Board of Trustees may also consider other appropriate actions.

Conclusion

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The Trustees and Management of your Fund jointly believe that the proposed change of investment strategy, and the implementation of that strategy by the Proposed Sub-Adviser, will be beneficial to Fund shareholders.

•	We value our relationship with you as a Fund shareholder, and our relationship with your financial professional.

•	Your vote is important and we encourage you to vote your proxy.

Consideration of Changes of Fundamental Policies.
(Proposal No. 1 at the Special Meeting)

The Fund’s investment objective is capital appreciation. No change is proposed in the Fund’s objective. However, the following changes in other fundamental policies of the Fund, which are policies that cannot be changed without shareholder approval, are proposed:

(a)           The Fund currently has a fundamental policy of investing, under normal circumstances, at least 80% of its assets in the equity securities of companies with a significant business presence in the Rocky Mountain Region, consisting of the States of Colorado, Arizona, Idaho, Montana, Nevada, New Mexico, Utah and Wyoming. It is proposed that, instead of focusing on companies based in the Rocky Mountain Region, the Fund be allowed to invest without geographic restrictions and that the required portion of its assets normally devoted to equity securities be lowered from 80% to 70%. Under its current policies, the Fund includes warrants, preferred stock and convertible fixed-income securities within the category of “equity securities.” There would be no change in this use of the term “equity.”

As more fully discussed below, if the changes in the Fund’s fundamental policies are approved by the shareholders and put into effect, in conjunction with the other proposals regarding a new Advisory and Administration Agreement and a new Sub-Advisory Agreement, the Fund’s name will be changed to remove the references to the Rocky Mountain Region and equity securities. The name change, which would be compelled by applicable law, would be effected by the Trustees of the Fund without the need for a separate shareholder vote.

(b)           Among the Fund’s current fundamental policies is the following general policy:

 “The Fund cannot buy any securities other than those discussed under “Investment of the Fund’s Assets” in the Prospectus and in “Investment Strategies and Risks” in the Statement of Additional Information….”

This policy has the effect of rendering every statement in the Fund’s Prospectus or Statement of Additional Information about the Fund’s investments a fundamental policy, changeable only by shareholder vote. The Trustees believe that a blanket policy extending to all of the Fund’s investment practices hampers the Fund’s ability to respond to changes in the securities markets.

Accordingly, the Trustees propose that this fundamental policy be removed, with the consequence that changes in investment may be effected by the Trustees, except for practices explicitly addressed in the list of fundamental policies.  All such changes would be made with suitable modification of the related prospectus and/or Statement of Additional Information disclosures. The Fund’s fundamental policies are set forth in Appendix A, showing the proposed deletion.

If Proposal 1 is approved, the Trustees intend to make the following changes in the Fund’s investment practices in order to facilitate the contemplated change in the Fund’s investment program:

(i)           Lower-rated convertible fixed-income securities: Although as indicated above, the Fund currently may invest in convertible fixed-income securities, its policies as discussed under “Investment Strategies and Risks” in the Statement of Additional Information restrict such investments to securities rated in the four highest credit ratings issued by nationally recognized statistical rating organizations (“NRSROs”), and no more than 5% of the Fund’s net assets may be invested in securities receiving the fourth highest rating. These restrictions would be removed, and the Fund would be permitted to invest without limit in convertible securities of any rating, including so-called “high-yield” securities or “junk bonds,” or in unrated bonds. Lower rated bonds involve a higher degree of credit risk, which is the risk that the issuer will not make interest or principal payments when due. In the event of an unanticipated default, the Fund would experience a reduction in its income, and could expect a decline in the market value of the bonds so affected. Unrated bonds, while not necessarily of lower quality than rated bonds, may not have as broad a market.

(ii)           Additional types of investments. In addition to investments in the types of securities (including equities, repurchase agreements, shares of investment companies and options) that are currently permitted for the Fund because they are discussed in its current Prospectus and Statement of Additional Information, the Fund would be permitted to invest in the following types of investments.

(A) Over-the-Counter Market

The Fund would be permitted to invest in over-the-counter stocks. In contrast to the securities exchanges, the over-the-counter market is not a centralized facility that limits trading activity to securities of companies which initially satisfy certain defined standards. Generally, the volume of trading in an unlisted or over-the-counter common stock is less than the volume of trading in a listed stock. This means that the depth of market liquidity of some stocks in which the Fund would invest may not be as great as that of other securities and, if the Fund were to dispose of such a stock, it might have to offer the shares at a discount from recent prices, or sell the shares in small lots over an extended period of time.

(B) Initial Public Offerings (“IPOs”)

The Fund would be permitted to invest a portion of its assets in securities of companies offering shares in IPOs. IPOs may have a magnified performance impact on the Fund due to its small asset base. The impact of individual IPOs on the Fund’s performance likely will decrease as the Fund’s asset size increases. Because IPO shares frequently are volatile in price, the Adviser or the Proposed Sub-Adviser could determine to hold IPO shares for a very short period of time. This could increase the turnover of the Fund and may lead to increased expenses for the Fund, such as commissions and transaction costs. By selling IPO shares, the Fund may realize taxable gains it will subsequently distribute to shareholders. In addition, the market for IPO shares may be speculative and/or inactive for extended periods of time. The limited number of shares available for trading in some IPOs may make it more difficult for the Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. Shareholders in IPO shares can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders.

The Fund’s investment in IPO shares may include the securities of unseasoned companies (companies with less than three years of continuous operations), which presents risks considerably greater than common stocks of more established companies. These companies may have limited operating histories and their prospects for profitability may be uncertain. These companies may be involved in new and evolving businesses and may be vulnerable to competition and changes in technology, markets and economic conditions. They may be more dependent on key managers and third parties and may have limited product lines.

(C) Foreign Securities

The Fund would be permitted to invest 15% of its net assets in foreign securities either indirectly (e.g., through depositary receipts) or directly in foreign markets. Investments in foreign securities, including those of foreign governments, may involve greater risks than investing in domestic securities, because the Fund’s performance may depend on issues other than the performance of a particular company. These issues include:

Currency Risk. As long as the Fund holds a foreign security, its value will be affected by the value of the local currency relative to the U.S. dollar. When the Fund sells a foreign denominated security, its value may be worth less in U.S. dollars even if the security has increased in value in its home currency. U.S. dollar denominated securities of foreign issuers may also be affected by currency risk.

Political and Economic Risk. Foreign investments may be subject to heightened political and economic risks, particularly in emerging markets which may have relatively unstable governments, immature economic structures, national policies restricting investments by foreigners, different legal systems, and economies based on only a few industries. In some countries, there is the risk that the government may take over the assets or operations of a company or that the government may impose taxes or limits on the removal of the Fund’s assets from that country.

Regulatory Risk. There may be less government supervision of foreign markets. As a result, foreign issuers may not be subject to the uniform accounting, auditing and financial reporting standards and practices applicable to domestic issuers and there may be less publicly available information about foreign issuers.

Market Risk. Foreign securities markets, particularly those of emerging market countries, may be less liquid and more volatile than domestic markets. Certain markets may require payment for securities before delivery and delays may be encountered in settling securities transactions. In some foreign markets, there may not be protection against failure by other parties to complete transactions.

Transaction Costs. Costs of buying, selling and holding foreign securities, including brokerage, tax and custody costs, may be higher than those involved in domestic transactions.

(D) Zero Coupon, Step Coupon and Pay-In-Kind Securities

The Fund would be permitted to invest up to 30% of its net assets in zero coupon, pay-in-kind (“PIK”) and step coupon securities. Zero coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity. Step coupon bonds trade at a discount from their face value and pay coupon interest. The coupon rate is low for an initial period and then increases to a higher coupon rate thereafter. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. PIK bonds normally give the issuer an option to pay cash at a coupon payment date or give the holder of the security a similar bond with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.

The income-producing securities that the Fund might invest in include securities that make periodic interest payments as well as those that make interest payments on a deferred basis or pay interest only at maturity (e.g., Treasury bills or zero coupon bonds).

Current federal income tax law requires holders of zero coupon and step coupon securities to report the portion of the original issue discount on such securities that accrues during a given year as interest income, even though the holders receive no cash payments of interest during the year. In order to qualify as a “regulated investment company” under the Internal Revenue Code, the Fund must distribute its investment company taxable income, including the original issue discount accrued on zero coupon or step coupon bonds. Because the Fund would not receive cash payments on a current basis in respect of accrued original-issue discount on zero coupon bonds or step coupon bonds during the period before interest payments begin, in some years the Fund might have to distribute cash obtained from other sources in order to satisfy the distribution requirements under the Code. The Fund might obtain such cash from selling other portfolio holdings which might cause the Fund to incur capital gains or losses on the sale. Additionally, these actions would be likely to reduce the assets to which Fund expenses could be allocated and to reduce the rate of return for the Fund. In some circumstances, such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the Fund to sell the securities at the time.

Generally, the market prices of zero coupon, step coupon and PIK securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality.

(E) Real Estate Investment Trusts

The Fund would be permitted to invest in liquid securities issued by equity real estate investment trusts, which own real estate properties, and of mortgage real estate investment trusts, which make construction, development, and long-term mortgage loans. Their value may be affected by changes in the value of the underlying property of the trusts, the creditworthiness of the issuer, property taxes, interest rates, and tax and regulatory requirements, such as those relating to the environment. Both types of trusts are dependent upon management skill, are not diversified, and are subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for tax-free status of income under the Internal Revenue Code and failing to maintain exemption from the 1940 Act.

(F) Illiquid Investments

The Fund would be permitted to invest up to 15% of its net assets in illiquid investments (i.e., securities that are not readily marketable). The Trustees would authorize the Fund’s Adviser or the Proposed Sub-Adviser, as the case may be, to make liquidity determinations with respect to certain securities, including Rule 144A Securities and commercial paper purchased by the Fund. Under the guidelines established by the Trustees, the Adviser or Proposed Sub-Adviser would consider some or all of the following factors: 1) the frequency of trades and quoted prices for the obligation; 2) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; 3) the willingness of dealers to undertake to make a market in the security; and 4) the nature of the security and the nature of marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer. In the case of commercial paper, the Adviser or Proposed Sub-Adviser would also consider whether the paper is traded flat or in default as to principal and interest and any ratings of the paper by a NRSRO. A foreign security that can be freely traded on or through the facilities of an offshore exchange or other established offshore securities market would normally qualify as liquid.

If illiquid securities were to exceed 15% of the Fund’s net assets after the time of purchase, the Adviser or Proposed Sub-Adviser would take steps to reduce in an orderly fashion the Fund’s holdings of illiquid securities. Because illiquid securities may not be readily marketable, the portfolio manager might not be able to dispose of them in a timely manner. As a result, the Fund might be forced to hold illiquid securities while their price depreciated. Depreciation in the price of illiquid securities might cause the net asset value of the Fund to decline.

(G) Other Income-Producing Securities

The Fund would be permitted to invest other types of income producing securities, including:

Variable and Floating Rate Obligations. These types of securities have variable or floating rates of interest and, under certain limited circumstances, may have varying principal amounts. Variable and floating rate securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the “underlying index”). The floating rate tends to decrease the security’s price sensitivity to changes in interest rates.

In order to use these investments most effectively, the portfolio manager must correctly assess probable movements in interest rates. This involves different skills than those used to select most portfolio securities. If the portfolio manager incorrectly forecasts such movements, the Fund could be adversely affected by the use of variable or floating rate obligations.

Strip Bonds. Strip bonds are debt securities that are stripped of their interest (usually by a financial intermediary) after the securities are issued. The market value of these securities generally fluctuates more in response to changes in interest rates than interest-paying securities of comparable maturity.

The Fund would purchase tender option bonds and instruments with demand features primarily for the purpose of increasing the liquidity of its portfolio.

(H) Defaulted Securities

The Fund would be permitted to invest in defaulted securities. The Fund would invest in defaulted securities only when the Adviser or Proposed Sub-Adviser believes, based upon its analysis of the financial condition, results of operations and economic outlook of an issuer, that there is potential for resumption of income payments and that the securities offer an unusual opportunity for capital appreciation. Notwithstanding the Adviser’s or Proposed Sub-Adviser’s belief about the resumption of income, however, the purchase of any security on which payment of interest or dividends is suspended involves a high degree of risk. Such risk includes, among other things, the following:

Financial and Market Risks. Investments in securities that are in default involve a high degree of financial and market risks that can result in substantial or, at times, even total losses. Issuers of defaulted securities may have substantial capital needs and may become involved in bankruptcy or reorganization proceedings. Among the problems involved in investments in such issuers is the fact that it may be difficult to obtain information about the condition of such issuers. The market prices of such securities also are subject to abrupt and erratic movements and above average price volatility and the spread between the bid and asked prices of such securities may be greater than normally expected.

Disposition of Portfolio Securities. Although the Fund generally will purchase securities for which the portfolio manager expects an active market to be maintained, defaulted securities may be less actively traded than other securities and it may be difficult to dispose of substantial holdings of such securities at prevailing market prices. The Fund would limit holdings of any such securities to amounts that the Adviser or Proposed Sub-Adviser believes could be readily sold, and holdings of such securities would, in any event, be limited so as not to limit the Fund’s ability to readily dispose of securities to meet redemptions.

Other. Defaulted securities require active monitoring and may, at times, require participation in bankruptcy or receivership proceedings on behalf of the Fund.

Action Requested

THE TRUSTEES OF YOUR FUND RECOMMEND THAT YOU VOTE TO APPROVE SPECIAL MEETING PROPOSAL NO. 1

Vote Required

The favorable vote of the holders of a majority (as defined in the 1940 Act) of the outstanding shares of the Fund is required for the approval of this Special Meeting Proposal No. 1. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of such shares are so present or represented, or (b) more than 50% of the outstanding shares of the Fund, with one (1) vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of all of the Fund’s four outstanding classes of shares.

If Proposal No. 1 is not approved by the shareholders the Board of Trustees will consider what further action is appropriate, which could include calling another shareholder meeting.

If necessary or desirable, the meeting can be adjourned by the affirmative vote of a majority of the shares present in person or by proxy. In voting for an adjournment, the proxy holders will consider all relevant factors, including possible delay of receipt of proxies and whether or not a substantial number of negative votes have been cast with respect to any proposal. The proxies of shareholders who have voted by proxy against a proposal will be voted against adjournment.

Consideration of a New
Advisory and Administration Agreement
(Proposal No. 2 at the Special Meeting)

Aquila Investment Management LLC (the “Manager”) currently serves as investment adviser and administrator under the current Investment Advisory and Administration Agreement (the “Current Agreement”) dated November 10, 2009. The Current Agreement was last approved by the shareholders of the Fund on July 15, 2008. The Trustees have approved and seek shareholder approval of a new Investment Advisory and Administration Agreement (the “New Agreement”) that will replace the Current Agreement. Under the Current Agreement the Manager provides both investment advisory and administration services to the Fund. Under the arrangements proposed in this proxy statement, the Manager will delegate certain investment advisory functions to Three Peaks Capital Management, LLC (the “Proposed Sub-Adviser”) as described above. It will continue to provide administration services to the Fund.

The New Agreement is substantially similar to the Current Agreement with the same services provided but provides for different fees as is appropriate. In addition, the Manager currently provides fund accounting and pricing for the Fund; under the New Agreement those services will be provided by third parties at the Fund’s expense.

The New Agreement has a different fee structure from the Current Agreement.  The following table shows the fees under the Current and Proposed Agreements.

Current Agreement	New Agreement
The Manager is compensated at the annual rate of 1.50% of the Fund’s net asset value on net assets of the Fund up to $15,000,000, 1.20% on net assets of the Fund above $15,000,000 to $50,000,000 and 0.90 of 1% of the Fund’s net assets above $50,000,000. All of such fees are currently being waived and were waived for the Fund’s last fiscal year.

The Manager will be compensated at the annual rate of 0.90 of 1% on the Fund’s net assets up to $100 million, of which it will retain 0.40 of 1% and pay 0.50 of 1% to the Proposed Sub-Adviser; 0.85 of 1% on such assets above $100 million up to $250 million, of which it will retain 0.40 of 1% and pay to the Proposed Sub-Adviser 0.45 of 1%; and 0.80 of 1% on assets above $250 million, of which it will retain 0.40 of 1 % and pay to the Proposed Sub-Adviser 0.40 of 1%.

The following table shows the Management fees under the Current Agreement during the Fund’s latest fiscal year, the contractual fees if the proposed New Agreement had been in effect during that fiscal year and the difference as a percentage.

Type of Fund Fee	Actually accrued	Fee accrued if new arrangements had been in effect	Difference as a percentage of amount actually accrued

Management fee	$146,1321	$87,679	(40%)

Fund accounting and pricing	N/A	$3,234	N/A

Total	$146,132	$90,913	(38%)

__________________

1. All of such fees were waived.

The Manager has contractually undertaken to waive fees and/or reimburse Fund expenses during the period January 1, 2010 through September 30, 2011 so that total Fund expenses will not exceed 1.50% for Class A Shares, 2.25% for Class C Shares, 1.18% for Class I Shares and 1.25% for Class Y Shares.  There is no guarantee that such waivers will continue after that date.  The Manager and the Proposed Sub-Adviser may enter into an agreement to waive fees and/or reimburse Fund expenses in the future as well.

The Manager and the Proposed Sub-Adviser intend to enter into a recoupment agreement with the Fund. Under the terms of this agreement if Fund expenses for any year are less than the caps described above, or any future expense caps agreed upon between the various parties, the Manager may recoup amounts paid for reimbursement of Fund expenses within the prior three-year period and the Manager and the Proposed Sub-Adviser may both recoup fees waived during the same period, in proportion to the amounts each waived, but only up to the amount of the expense caps.

Information about the Manager

The Fund’s Manager is a wholly-owned subsidiary of Aquila Management Corporation (“AMC”), founder of each fund in the Aquila Group of Funds.  The President and Chief Executive Officer of the Manager is Diana P. Herrmann. Its Managers are Ms. Herrmann, Mr. Lacy B. Herrmann, Founder and Chairman Emeritus of the Fund, and his wife, Elizabeth B. Herrmann. The address of each of these persons is c/o Aquila Investment Management LLC, 380 Madison Avenue, Suite 2300, New York, NY 10017.

Ownership of AMC

The ownership of the Voting Shares of AMC is as follows:

Owner	Direct Ownership	Indirect Ownership*	Total

Lacy B. Herrmann	24.9%	--	24.9%
T. Randolph Harris	--	24.9%	24.9%
Diana P. Herrmann	4.9%	20.0%	24.9%
Conrad B. Herrmann	--	0.2%	0.2%
Catherine E. Wolff	--	24.6%	24.6%
Other	0.5%	--	0.5%
Total			100.0%

*	Indicates Voting Shares for which the indicated Owner has voting rights but does not directly own.
Trustee considerations in approving the Advisory Agreement

Approval until June 30, 2011 of the Advisory and Administration Agreement (the “Advisory Agreement”) between the Fund and the Manager was approved by the Board of Trustees and the independent Trustees on June 13, 2010. At a meeting called and held for the foregoing purpose at which the independent Trustees were present in person, the following materials were considered:

•	Copies of the agreement to be approved;

•	A term sheet describing the material terms of the agreement;

•	The Annual Report of the Fund for the year ended December 31, 2009;

•
A report, prepared by the Manager containing data about the performance of the Fund compared to various benchmarks, data about its fees, expenses and purchases and redemptions together with comparisons of such data with similar data about other comparable funds, as well as data as to the profitability of the Manager; and

•	Quarterly materials reviewed at prior meetings on the Fund’s performance, operations, portfolio and compliance.

Context for Approval Decision of Board

When approving the Advisory Agreement, the Board had been considering various courses of action for the Fund in response to its prolonged decline in asset size.  The course chosen by the Board was, assuming shareholder approval, to change the orientation of the Fund, to employ TPCM as Sub-Adviser to manage the Fund’s portfolio and to make certain other related changes. It was noted that when TPCM assumes management of the portfolio, the Manager will continue to provide investment advisory and administrative services described in the Advisory Agreement and not delegated to TPCM.

In addition, the Trustees considered the following factors:

The nature, extent, and quality of the services provided by the Manager.  The Trustees noted that the Manager’s portfolio management operation with respect to the Fund’s investment securities has been based within the investment region.  The Trustees noted that Ms. Walchli, whom the Manager has employed as portfolio manager for the Fund, has focused on approximately 300 Rocky Mountain-based companies from which she has selected investments for the Fund’s portfolio.  Ms. Walchli has provided regional information regarding specific holdings in the Fund’s portfolio as well as economic and business developments within the region.  The Trustees noted that this factor would not be material under the new arrangements proposed in this proxy statement.

The Board considered that the Manager had provided all services the Board deemed necessary or appropriate, including the specific services that the Board has determined are required for the Fund.

The Manager has additionally provided all administrative services to the Fund.  The Board considered the nature and extent of the Manager’s supervision of third-party service providers, including the Fund’s shareholder servicing agent and custodian.

The Board concluded that the services provided were appropriate and satisfactory and that the Fund would be well served if they continued.  Evaluation of this factor weighed in favor of approval of the Advisory Agreement.

The investment performance of the Fund and the Manager.  The Board determined it appropriate to consider the Fund’s performance. The Board reviewed each aspect of the Fund’s performance and compared its performance with that of various benchmark indices.  It was noted that 2009 saw equity security values increase after the precipitous decline in values during 2008 and early 2009, and those of the Fund were no exception.  It was noted that the materials provided by the Manager indicated that compared to some of the various indices, the Fund has had investment performance that generally underperformed over the one-, three- and five-year periods but outperformed the same benchmarks over the 10-year period. It was noted that since the orientation of the Fund will be changed under the proposed arrangements, this factor would not be relevant in considering approval.

The costs of the services to be provided and profits to be realized by the Manager and its affiliate from the relationship with the Fund.  The information provided in connection with renewal contained expense data for the Fund and a peer group was provided to the Trustees for their review and discussion. The materials also showed the lack of profitability to the Manager of its services to the Fund because the Manager had waived all fees and had reimbursed a significant portion of the Fund’s expense in the past year.

It was noted that overall fees to be paid by the Fund for investment advisory and administration services, including the portion of the fees paid to the Proposed Sub-Adviser, would be lower than under the Current Agreement.

The Board compared the expense and fee data with respect to the Fund to data about other funds, including those of similar asset size that it found to be relevant.  The Board concluded that the expenses of the Fund and the fees (after waivers) paid were similar to and were reasonable as compared to those being paid by the peer group.

It was noted that the Manager had contractually undertaken to waive fees and/or reimburse Fund expenses during the period January 1, 2010 through April 30, 2011 so that the total Fund expenses did not exceed 1.50% for Class A Shares, 2.25% for Class C Shares, 1.18% for Class I Shares and 1.25% for Class Y Shares.

The Board considered that the foregoing indicated the appropriateness of the costs of the services to the Fund.

The Board further concluded that the lack of profitability to the Manager was consistent with approval of the fees to be paid under the Advisory Agreement.  (The Board noted that the Distributor did not derive profits from its relationship with the Fund.)

The extent to which economies of scale would be realized as the Fund grows.  The Fund has in place breakpoints in the management fee which would be realized as the Fund grows. Under the New Agreement the Manager will be compensated at the annual rate of 0.90 of 1% on the Fund’s net assets up to $100 million, of which it will retain 0.40 of 1% and pay 0.50 of 1% to the Proposed Sub-Adviser; 0.85 of 1% on such assets above $100 million up to $250 million, of which it will retain 0.40 of 1% and pay to the Proposed Sub-Adviser 0.45 of 1%; and 0.80 of 1% on assets above $250 million, of which it will retain 0.40 of 1 % and pay to the Proposed Sub-Adviser 0.40 of 1%.  The Manager will cause the Fund to make payments to the Proposed Sub-Adviser directly.  The Board noted that reaching asset levels where the breakpoints would be relevant would be unlikely in the near future.  Evaluation of this factor indicated to the Board that the Advisory Agreement should be approved.

Benefits derived or to be derived by the Manager and its affiliate from the relationship with the Fund.  The Board observed that, as is generally true of most fund complexes, the Manager and its affiliate, by providing services to a number of funds including the Fund, were able to spread costs as it would otherwise be unable to do.  The Board noted that while that produces efficiencies and increased profitability or in this case decreased losses for the Manager and its affiliate, it also makes their services available to the Fund at favorable levels of quality and cost which are more advantageous to the Fund than would otherwise have been possible.

Action Requested

THE TRUSTEES OF YOUR FUND RECOMMEND THAT YOU VOTE TO APPROVE SPECIAL MEETING PROPOSAL NO. 2.

Vote Required

The vote required is the same as that for Special Meeting Proposal No. 1.  Please refer to the description provided under Proposal No. 1.

Consideration of a New
Sub-Advisory Agreement with
Three Peaks Capital Management, LLC
(Proposal No. 3 at the Special Meeting)

For the reasons discussed in Background and Reasons for the Proposals above, it is proposed to approve a new sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and Three Peaks Capital Management, LLC (“TPCM” or the “Proposed Sub-Adviser”). Under the Sub-Advisory Agreement, TPCM will manage the Fund’s portfolio and will supervise continuously the investment program of the Fund and the composition of its portfolio, determine what securities or other investments shall be purchased or sold by the Fund, arrange for the purchase and the sale of securities or other investments for the Fund.

Information about the Proposed Sub-Adviser

TPCM is an SEC-registered investment adviser located at 3750 Dacoro Lane, Suite 100, Castle Rock, CO 80109. Founder, Chief Investment Officer and Co-Portfolio Manager Mr. Rufenacht, a 22-year veteran of the industry, manages all of the TPCM portfolios along with the support and resources of a team of experienced high-yield and equity specialists. Mr. Rufenacht has primary responsibility in selection of securities for purchase or sale and portfolio management, thus enabling him to make immediate decisions and allowing for a high level of efficiency in the portfolio construction process.

Mr. Rufenacht owns 100% of the voting securities of TPCM.

Mr. Rufenacht has been portfolio manager or co-portfolio manager of the Aquila Three Peaks High Income Fund (the “High Income Fund”) since inception.

Prior to forming TPCM, Mr. Rufenacht was Executive Vice President and Portfolio Manager of Janus Short-Term Bond Fund and Janus High-Yield Fund. He managed Janus Short-Term Bond Fund from January 1996 until July 2003 and served as a Portfolio Manager or a Co-Manager of Janus High-Yield Fund from June 1996 until July 2003. He served as Executive Vice President and a Co-Manager of Janus Flexible Income Fund from June 1996 to February 1998. Since July 2003 he has been the founder, principal and Chief Executive Officer of TPCM, which currently manages over $1 billion of assets, including the High Income Fund. He holds a Bachelor of Arts degree in Business from the University of Northern Colorado.

Mr. Olson is the Co-Portfolio Manager and Director of Research at TPCM.  Mr. Olson was named Co-Portfolio Manager of the High Income Fund as of January 1, 2009 and was previously its Assistant Portfolio Manager. Prior to joining TPCM, Mr. Olson worked as a Divisional Chief Financial Officer at MDC Holdings, a public national homebuilder. His investment management experience includes eight years as an equity fund Assistant Portfolio Manager for Invesco Funds Group and as a research analyst at Janus Capital Group, where he worked closely with Mr. Rufenacht on the high-yield investment team. While at Janus, Mr. Olson also worked as an equity analyst covering small capitalization companies for a number of products within the firm’s complex. Mr. Olson has an MBA with an emphasis in finance from the University of Colorado – Leed’s College of Business, and received his BA from the University of Virginia.

Basis for the Trustees’ Approval of the Sub-Advisory Agreement

At a meeting held on June 13, 2010, the Trustees, including the Independent Trustees, approved the Sub-Advisory Agreement and recommended that the shareholders of the Fund approve this agreement. In approving the Sub-Advisory Agreement, the Trustees did not identify any single factor as determinative. Matters considered by the Trustees, including the Independent Trustees, in connection with their review of the Sub-Advisory Agreement included the following:

The nature, extent and quality of the services to be provided by the Proposed Sub-Adviser. The Manager will arrange for the Proposed Sub-Adviser to provide investment management of the Fund’s portfolio. The Trustees noted the extensive investment management experience of the Proposed Sub-Adviser’s Chief Investment Officer and Co-Portfolio Manager, Mr. Rufenacht, and his investment management team. As to past performance, because the Proposed Sub-Adviser was new to the Fund, there was no relevant past Fund performance to review. In the absence of relevant past Fund performance, the Trustees reviewed the performance of the Proposed Sub-Adviser as sub-adviser to another fund, the High Income Fund, since its inception and concluded that such performance, for a portfolio of fixed-income securities, had been satisfactory. Although the Proposed Sub-Adviser had not managed a fund investing in equity securities, the Trustees considered performance data supplied by the Proposed Sub-Adviser for private equity accounts that it had managed, and concluded that such performance indicated that the Proposed Sub-Adviser was competent satisfactorily to manage a portfolio of equity securities. They noted that Mr. Rufenacht and Mr. Olson, in managing the High Income Fund, had been available to and had met with the members of the financial professional community and with investors and prospective investors to provide them with information generally about the High Income Fund’s portfolio, and that the Proposed Sub-Adviser and the Manager had represented that Mr. Rufenacht and Mr. Olson were willing and able to provide similar services to the Fund as appropriate.

The Board considered that the Proposed Sub-Adviser would provide all services the Board deemed necessary or appropriate, including the specific portfolio management services that the Board has determined are required for the Fund as proposed to be delegated to the Proposed Sub-Adviser. The Board concluded that the services to be provided would be appropriate and satisfactory and that there was a reasonable basis for expecting that the Fund would be well served. Evaluation of this factor weighed in favor of approval of the Sub-Advisory Agreement.

The costs of the services to be provided and profits to be realized by the Proposed Sub-Adviser from its relationships with the Fund. The information provided contained expense data for the Fund and a peer group average which was provided to the Trustees for their review and discussion. The Board concluded that the expenses of the Fund and the fees to be paid would be similar to those of other funds and were reasonable. It was additionally noted that the Fund would initially be in the start-up phase of operations and the asset base would not have reached critical mass.

The Board noted that the entire portion of the management fee paid by the Fund had been waived by the Manager. Additionally, it was noted that the Manager had contractually undertaken to waive fees and/or reimburse Fund expenses during the period January 1, 2010 through April 30, 2011 so that the total Fund expenses would not exceed 1.50% for Class A Shares, 2.25% for Class C Shares, 1.18% for Class I Shares and 1.25% for Class Y Shares and that the Proposed Sub-Adviser would undertake to waive its fees proportionally. The Manager and the Proposed Sub-Adviser may determine to continue waiving fees and subsidizing expenses as necessary in order that the Fund would remain competitive.

The Trustees considered that the profitability to the Proposed Sub-Adviser of its relationship to the Fund could not be evaluated because the relationship is a new one.

The extent to which economies of scale would be realized as the Fund grows. The Board noted that the Manager and the Proposed Sub-Adviser may determine to continue waiving fees and subsidizing expenses as necessary in order that the Fund would remain competitive. Until the Fund achieves substantial asset size, it would not be possible to realize economies of scale. Evaluation of this factor indicated to the Board that the Sub-Advisory Agreement should be approved.

Benefits derived or to be derived by the Proposed Sub-Adviser from its relationships with the Fund. The Board observed that, as is generally true of most fund complexes, the Proposed Sub-Adviser, by providing services to a number of funds including those that would be provided to the Fund or other investment clients, was able to spread costs as it would otherwise be unable to do. The Board noted that while that would produce efficiencies and increased profitability for the Proposed Sub-Adviser, it would also make the Proposed Sub-Adviser’s services available to the Fund at favorable levels of quality and cost which are more advantageous to the Fund than would otherwise be possible.

The Trustees also considered other factors, which included but were not limited to whether the Fund would be likely to operate in compliance with its investment objective and the Fund's previous record of compliance with its investment restrictions, and the compliance programs of the Fund, the Manager and the Proposed Sub-Adviser.

Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent counsel, the Trustees, including the Independent Trustees, concluded that the Sub-Advisory Agreement should be approved and recommended that the shareholders of the Fund vote to approve the Sub-Advisory Agreement.

Description of the New Sub-Advisory Agreement

The Sub-Advisory Agreement provides that the Proposed Sub-Adviser will supervise continuously the investment program of the Fund and the composition of its portfolio; determine what securities or other investments shall be purchased or sold by the Fund; arrange for the purchase and the sale of securities or other investments for the Fund; and consult with the Manager in connection with its duties hereunder.

The Sub-Advisory Agreement provides that the Manager agrees to pay the Proposed Sub-Adviser, and the Proposed Sub-Adviser agrees to accept as full compensation for all services rendered by the Proposed Sub-Adviser as such, a management fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rate of 0.50 of 1% up to $100 million of such assets; 0.45 of 1% above $100 million and up to $250 million of such assets; and 0.40 of 1%  above $250 million of such assets.  The Manager will cause the Fund to make payments to the Proposed Sub-Adviser directly.  Pursuant to a contractual fee waiver and recoupment agreement among the Fund, the Manager and the Proposed Sub-Adviser, the Proposed Sub-Adviser's fee will be reduced on a pro-rata basis to the extent the Manager waives any of its management fees payable by the Fund through April 30, 2011.  The Manager and the Proposed Sub-Adviser may enter into future agreements to waive fees and/or reimburse Fund expenses.

The Sub-Advisory Agreement contains provisions relating to brokerage allocation, maintenance of a compliance program, voting of proxies with respect to portfolio securities in accordance with written policies and allocation of expenses.

Action Requested

THE TRUSTEES OF YOUR FUND RECOMMEND THAT YOU VOTE TO APPROVE SPECIAL MEETING PROPOSAL NO. 3.

Vote Required

The vote required is the same as that for Special Meeting Proposal No. 1.   Please refer to the description provided under Proposal No. 1.

Consideration by the holders of Class A Shares and Class C Shares of a new Distribution Plan that will increase
Payments under the Plan
(Proposal No. 4 at the Special Meeting)

The Fund has a Distribution Plan (the “Plan”). It is proposed to amend the Plan to increase payments under Part I of the Plan (Payments with respect to Class A Shares) from the current 0.25 of 1% of average daily net assets to 0.30 of 1% of such assets. All other terms of the current Plan would remain the same. No changes are proposed for Part II of the Plan, which relates to Class C Shares, Part III of the Plan which relates to Class I Shares, or Part IV of the Plan which contains defensive provisions that relate to all classes.

Distribution Fees with respect to Class A Shares under the current Plan.	Distribution Fees with respect to Class A Shares under the proposed Plan.
0.25 of 1% of average daily net assets	0.30 of 1% of average daily net assets

The Trustees considered that the proposed increase would improve the likelihood of an increase in sale of shares of the Fund, leading to more net assets and possible economies of scale.

The Trustees believe that the increase will benefit the Fund and its shareholders for the reasons described above in Background and Reasons for Special Meeting Proposal Nos. 1, 2, 3 and 4.

Provisions Relating to Class A Shares (Part I)

Part I of the Plan applies only to the Front-Payment Class Shares (“Class A Shares”) of the Fund (regardless of whether such class is so designated or is redesignated by some other name).

As used in Part I of the Plan, “Qualified Recipients” shall mean broker/dealers or others selected by Aquila Distributors, Inc. (the “Distributor”), including but not limited to any principal underwriter of the Fund, with which the Fund or the Distributor has entered into written agreements in connection with Part I (“Class A Plan Agreements”) and which have rendered assistance (whether direct, administrative, or both) in the distribution and/or retention of the Fund’s Front-Payment Class Shares or servicing of shareholder accounts with respect to such shares. “Qualified Holdings” shall mean, as to any Qualified Recipient, all Front-Payment Class Shares beneficially owned by such Qualified Recipient, or beneficially owned by its brokerage customers, other customers, other contacts, investment advisory clients, or other clients, if the Qualified Recipient was, in the sole judgment of the Distributor, instrumental in the purchase and/or retention of such shares and/or in providing administrative assistance or other services in relation thereto.

Subject to the direction and control of the Fund’s Board of Trustees, the Fund may make payments (“Class A Permitted Payments”) to Qualified Recipients, which Class A Permitted Payments may be made directly, or through the Distributor or shareholder servicing agent as disbursing agent, which may not exceed, for any fiscal year of the Fund (as adjusted for any part or parts of a fiscal year during which payments under the Plan are not accruable or for any fiscal year which is not a full fiscal year), 0.30 of 1% of the average annual net assets of the Fund represented by the Front-Payment Class Shares. Such payments shall be made only out of the Fund’s assets allocable to the Front-Payment Class Shares.

The Distributor shall have sole authority (i) as to the selection of any Qualified Recipient or Recipients; (ii) not to select any Qualified Recipient; and (iii) as to the amount of Class A Permitted Payments, if any, to each Qualified Recipient provided that the total Class A Permitted Payments to all Qualified Recipients do not exceed the amount set forth above. The Distributor is authorized, but not directed, to take into account, in addition to any other factors deemed relevant by it, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient; (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area with respect to holders of Front-Payment Class Shares, including without limitation, any or all of the following activities: answering customer inquiries regarding account status and history, and the manner in which purchases and redemptions of shares of the Fund may be effected; assisting shareholders in designating and changing dividend options, account designations and addresses; providing necessary personnel and facilities to establish and maintain shareholder accounts and records; assisting in processing purchase and redemption transactions; arranging for the wiring of funds; transmitting and receiving funds in connection with customer orders to purchase or redeem shares; verifying and guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder designated accounts; furnishing (either alone or together with other reports sent to a shareholder by such person) monthly and year-end statements and confirmations of purchases and redemptions; transmitting, on behalf of the Fund, proxy statements, annual reports, updating prospectuses and other communications from the Fund to its shareholders; receiving, tabulating and transmitting to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Fund; and providing such other related services as the Distributor or a shareholder may request from time to time; and (c) the possibility that the Qualified Holdings of the Qualified Recipient would be redeemed in the absence of its selection or continuance as a Qualified Recipient. Notwithstanding the foregoing two sentences, a majority of the Independent Trustees may remove any person as a Qualified Recipient. Amounts within the above limits accrued to a Qualified Recipient but not paid during a fiscal year may be paid thereafter; if less than the full amount is accrued to all Qualified Recipients, the difference will not be carried over to subsequent years.

While Part I is in effect, the Fund’s Distributor shall report at least quarterly to the Fund’s Trustees in writing for their review on the following matters: (i) all Class A Permitted Payments made under the Plan, the identity of the Qualified Recipient of each payment, and the purposes for which the amounts were expended; and (ii) all fees of the Fund to the Manager or Distributor paid or accrued during such quarter. In addition, if any such Qualified Recipient is an affiliated person, as that term is defined in the 1940 Act, of the Fund, Manager or Distributor, such person shall agree to furnish to the Distributor for transmission to the Board of Trustees of the Fund an accounting, in form and detail satisfactory to the Board of Trustees, to enable the Board of Trustees to make the determinations of the fairness of the compensation paid to such affiliated person, not less often than annually.

Part I originally went into effect when it was approved (i) by a vote of the Trustees, including the Independent Trustees, with votes cast in person at a meeting called for the purpose of voting on Part I of the Plan; and (ii) by a vote of holders of at least a “majority” (as so defined) of the dollar value of the outstanding voting securities of the Front-Payment Class Shares class (or of any predecessor class or category of shares, whether or not designated as a class) and a vote of holders of at least a “majority” (as so defined) of the dollar value of the outstanding voting securities of the Level-Payment Class Shares and/or of any other class whose shares are convertible into Front-Payment Class Shares. Part I has continued, and will, unless terminated as hereinafter provided, continue in effect from year to year so long as such continuance is specifically approved at least annually by the Fund’s Trustees and its Independent Trustees with votes cast in person at a meeting called for the purpose of voting on such continuance. Part I may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a “majority” (as defined in the 1940 Act) of the dollar value of the outstanding voting securities of the Fund to which Part I applies. Part I may not be amended to increase materially the amount of payments to be made without shareholder approval of the class or classes of shares affected by Part I as set forth in (ii) above, and all amendments must be approved in the manner set forth in (i) above.

In the case of a Qualified Recipient which is a principal underwriter of the Fund, the Class A Plan Agreement shall be the agreement contemplated by Section 15(b) of the 1940 Act since each such agreement must be approved in accordance with, and contain the provisions required by, the Rule. In the case of Qualified Recipients which are not principal underwriters of the Fund, the Class A Plan Agreements with them shall be (i) their agreements with the Distributor with respect to payments under the Fund’s Distribution Plan in effect prior to April 1, 1996 or (ii) Class A Plan Agreements entered into thereafter.

The holders of Class A Shares and the holders of Class C Shares, which are automatically converted into Class A Shares six years after purchase, are affected by the proposed change and are entitled to vote on the proposal as described below. Holders of Class I Shares and Class Y Shares are unaffected by the proposed change and will not vote on it.

Action Requested

THE TRUSTEES OF YOUR FUND RECOMMEND THAT HOLDERS OF CLASS A SHARES AND CLASS C SHARES VOTE TO APPROVE SPECIAL MEETING PROPOSAL NO. 4.

Vote Required

The favorable vote of the holders of a majority (as defined in the 1940 Act) of the outstanding Class A shares of the Fund and the favorable vote of the same majority of the outstanding Class C Shares of the Fund, voting separately by classes, is required for the approval of this Special Meeting Proposal No. 4. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of a Class means the vote of the holders of the lesser of (a) 67% or more of the shares of that Class present at the Meeting or represented by proxy if the holders of more than 50% of such shares are so present or represented, or (b) more than 50% of the outstanding shares of such Class, with one (1) vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of the Fund’s Class A Shares and Class C Shares.

Other Business

The Fund does not know of any other matter which will come up for action at the Annual Meeting or the Special Meeting. If any other matter or matters properly come up for action at either the Annual Meeting or the Special Meeting, including any adjournment of either the Annual Meeting or the Special Meeting, the proxy holders will vote the shares which your proxy cards, Internet or telephone vote entitles them to vote, in accordance with their judgment on such matter or matters, except as noted. That is, by signing and returning your proxy cards or by voting by the Internet or telephone, you give the proxy holders discretionary authority as to any such matter or matters except as noted.

APPENDIX A

Fund Policies

Investment Restrictions

The Fund has a number of policies concerning what it can and cannot do. Those that are called fundamental policies cannot be changed unless the holders of a “majority,” as defined in the 1940 Act, of the Fund’s outstanding shares vote to change them. Under the 1940 Act, the vote of the holders of a “majority” of the Fund’s outstanding shares means the vote of the holders of the lesser of (a) 67% or more of the dollar value of the Fund’s shares present at a meeting or represented by proxy if the holders of more than 50% of the dollar value of its shares are so present or represented; or (b) more than 50% of the dollar value of the Fund’s outstanding shares. Those fundamental policies not set forth in the Prospectus are set forth below:

1.           The Fund invests only in certain limited securities.

The ~~Fund cannot buy any securities other than those discussed under “Investment of the Fund’s Assets” in the Prospectus and in “Investment Strategies and Risks” in the SAI; therefore, the~~ Fund cannot buy any commodities or commodity contracts, any mineral related programs or leases or combinations thereof.

The Fund cannot purchase or hold the securities of any issuer if, to its knowledge, Trustees, Directors or officers of the Fund or its Manager who individually own beneficially more than 0.5% of the securities of that issuer together own in the aggregate more than 5% of such securities.

The Fund cannot buy real estate or any non-liquid interests in real estate investment trusts; however, it can buy any securities which it can otherwise buy even though the issuer invests in real estate or has interests in real estate.

2.           The Fund does not buy for control.

The Fund cannot invest for the purpose of exercising control or management of other companies.

3.           The Fund does not sell securities it does not own or borrow from brokers to buy securities.

Thus, it cannot sell short or buy on margin; however, the Fund can make margin deposits in connection with the purchase or sale of options and can pay premiums on these options.

4.           The Fund is not an underwriter.

The Fund cannot engage in the underwriting of securities, that is, the selling of securities for others. Also, it cannot invest in restricted securities. Restricted securities are  securities which cannot freely be sold for legal reasons.

5.           The Fund has industry investment requirements.

The Fund cannot buy securities in any one industry if more than 25% of its total assets would then be invested in securities of that industry.

6.           The Fund can make loans only by lending securities or entering into repurchase agreements.

The Fund can lend its portfolio securities (see “Lending of Portfolio Securities”) and can enter into repurchase agreements (see “Repurchase Agreements”) but cannot otherwise make loans. The Fund can buy debt securities as described above (see “Investment of the Fund’s Assets”); this is investing, not making a loan.

7.           The Fund can borrow only in limited amounts for special  purposes.

The Fund can borrow from banks for temporary or emergency purposes but only up to 10% of its total assets. It can mortgage or pledge its assets only in connection with such borrowing and only up to the lesser of the amounts borrowed or 5% of the value of its total assets. Interest on borrowings would reduce the Fund’s income. Except in connection with borrowings, the Fund will not issue senior securities.

 The Fund will not purchase any security while it has any outstanding borrowings which exceed 5% of the value of its total assets.

                                   Important Notice
                          Please Read Immediately

                   Aquila Rocky Mountain Equity Fund
                              PROXY STATEMENT

           Notice of Annual Meeting of Shareholders
                                             and
           Notice of Special Meeting of Shareholders
                   to be held on October 8, 2010

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs.  Savings which can help minimize expenses.

It saves Time!  Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy!  Just follow these simple steps:

1. Read your Proxy Statement and have it at hand.

2. Call toll-free 1-866-241-6192, or go to website: www.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY
AQUILA GROUP OF FUNDS
AQUILA ROCKY MOUNTAIN EQUITY FUND
Proxy for Annual Meeting of Shareholders – October 8, 2010
Proxy Solicited on Behalf of the Board of Trustees

The shareholder(s) of Aquila Rocky Mountain Equity Fund (the “Fund”) whose signature(s) appear(s) below does/do hereby appoint DIANA P. HERRMANN, CHARLES E. CHILDS, III and EDWARD M. W. HINES, or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Fund to be held on Friday, October 8, 2010 at the offices of the Fund, 380 Madison Avenue, Suite 2300, New York, New York at 10:00 a.m. Eastern Daylight Time, and all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side.  Such shares are entitled to one vote for every dollar of net asset value represented by the share balance printed below.

Management recommends a vote FOR all nominees in Proposal No. 1.  The shares represented hereby will be voted as indicated on the reverse or FOR if no choice is indicated.

VOTE VIA THE TELEPHONE: 1-866-241-6192 VOTE VIA THE INTERNET: www.proxy-direct.com
999 9999 9999 999

Note:  PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD.  When signing as custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your title as such.  Joint owners should each sign.

____________________________________________________________________
Signature

____________________________________________________________________
Signature (if held jointly)

____________________________________________________________________
Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Aquila Group of Funds Aquila Rocky Mountain Equity Fund Shareholder Meeting to Be Held on October 8, 2010.
The Proxy Statement for this meeting is available at:  https://www.proxy-direct.com/

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

Please read the proxy statement prior to voting.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:
AQUILA ROCKY MOUNTAIN EQUITY FUND ANNUAL MEETING

			FOR	WITHHOLD	FOR ALL

1. Election of Trustee Nominees:			⁮	⁮	⁮

01. Tucker Hart Adams	02. Gary C. Cornia	03. Grady Gammage, Jr.
04. Diana P. Herrmann*	05. Glenn P. O’Flaherty
*Interested Trustee

To withhold authority to vote for one or more (but not all) nominees, mark “For All Except” and write the nominee number(s) and/or name(s) on the line below.

As to any other matter said proxies shall vote in accordance with their best judgment.

HAS YOUR ADDRESS CHANGED	DO YOU HAVE ANY COMMENTS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs.  Savings which can help minimize expenses.

It saves Time!  Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy!  Just follow these simple steps:

1. Read your Proxy Statement and have it at hand.

2. Call toll-free 1-866-241-6192, or go to website: www.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY
AQUILA GROUP OF FUNDS
AQUILA ROCKY MOUNTAIN EQUITY FUND
Proxy for Speciall Meeting of Shareholders – October 8, 2010
Proxy Solicited on Behalf of the Board of Trustees

The shareholder(s) of Aquila Rocky Mountain Equity Fund (the “Fund”) whose signature(s) appear(s) below does/do hereby appoint DIANA P. HERRMANN, CHARLES E. CHILDS, III and EDWARD M. W. HINES, or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Fund to be held on Friday, October 8, 2010 at the offices of the Fund, 380 Madison Avenue, Suite 2300, New York, New York at 10:00 a.m. Eastern Daylight Time, and all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side.  Such shares are entitled to one vote for every dollar of net asset value represented by the share balance printed below.

Management recommends a vote FOR Special Meeting Proposal Nos. 1, 2, 3 and 4.  The shares represented hereby will be voted as indicated on the reverse or FOR if no choice is indicated.

VOTE VIA THE TELEPHONE: 1-866-241-6192 VOTE VIA THE INTERNET: www.proxy-direct.com
999 9999 9999 999

Note:  PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD.  When signing as custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your title as such.  Joint owners should each sign.

____________________________________________________________________
Signature

____________________________________________________________________
Signature (if held jointly)

____________________________________________________________________
Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Aquila Group of Funds Aquila Rocky Mountain Equity Fund Shareholder Meeting to Be Held on October 8, 2010.
The Proxy Statement for this meeting is available at:  https://www.proxy-direct.com/

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

Please read the proxy statement prior to voting.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:
AQUILA ROCKY MOUNTAIN EQUITY FUND SPECIAL MEETING

FOR	WITHHOLD	FOR ALL

1.  Action on elimination of the Fund's fundamental policies that limit investments to companies in the Rocky Mountain Region and limit the Fund's investments to those specified elsewhere in the Fund's Prospectus or Statement of Additional Information so that the Fund can invest without geographical limitations and in other types of investments (Special Meeting Proposal No. 1).
⁮	⁮	⁮

	FOR	WITHHOLD	FOR ALL
2. Action on a new Advisory and Administration Agreement with Aquila Investment Management LLC (Special Meeting Proposal No. 2).	⁮	⁮	⁮

	FOR	WITHHOLD	FOR ALL
3. Action on a new sub-advisory agreement with Three Peaks Capital Management LLC (Special Meeting Proposal No. 3).	⁮	⁮	⁮

FOR	WITHHOLD	FOR ALL

4. Action on amendment of the Distribution Plan that will increase distribution payments with respect to Class A Shares (Special Meeting Proposal No. 4).
Only holders of Class A Shares and Class C Shares vote on this Proposal.
⁮	⁮	⁮

HAS YOUR ADDRESS CHANGED	DO YOU HAVE ANY COMMENTS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.